EXHIBIT 10.16

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.

                                LICENSE AGREEMENT

                  This License Agreement is made and entered into as of June __, 1996, by and between THE PANDA PROJECT INC. ("PANDA" or "Licensor") a corporation existing under the laws of Florida, which has its principal office at Boca Raton, Florida, and AMP INCORPORATED, a corporation existing under the laws of Pennsylvania, which has its principal office at Harrisburg, Pennsylvania, The Whitaker Corporation, a corporation existing under the laws of Delaware, and a wholly-owned subsidiary of AMP INCORPORATED that owns, manages, and maintains AMP INCORPORATED's intellectual property, which has its principal office at Wilmington, Delaware, and Connectware Inc., a corporation existing under the laws of Delaware and a wholly-owned subsidiary of AMP INCORPORATED, which has its principal office at Richardson, Texas (collectively "AMP" or "Licensee").

                  WHEREAS, Licensor possesses certain valuable intellectual and industrial property rights; and

                  WHEREAS, Licensor is willing to grant, and Licensee desires to acquire, rights to use such rights on a worldwide basis in accordance with the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and mutual promises, terms and conditions of this License Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                 I. DEFINITIONS

                  A. "Licensed Product" shall mean a semiconductor package as described in the patent applications identified in Appendix A of this License Agreement, and any improvements, modifications, and derivations thereof and know-how related thereto owned, developed, or acquired (except in a grant back from another PANDA licensee) by PANDA, and which PANDA has the right to license, during the term of this License Agreement.

                  B. "Licensed Process" shall mean any process or method pertaining to the use, manufacture, or testing of Licensed Product and all know-how related thereto.

                  C. "Licensed Product Sold" shall mean the sale, lease, or other transfer of a Licensed Product or a product incorporating a Licensed Product to a non-affiliated third party by AMP or an AMP Affiliate; or the internal use for productive purposes of a Licensed Product, by AMP or an AMP Affiliate. A product shall be considered sold at the time of invoicing or shipment, whichever is earlier, or if there is no such invoicing or shipment, in the case of internal use, at the time of such use.

                  D. "Patent Rights" shall mean any United States or foreign applications or patents, owned, controlled, or acquired by PANDA in whole or in part, during the term of this License Agreement, relating to Licensed Product or Licensed Process, and which PANDA has the right to license, which disclose and claim Licensed Process or Licensed Product, including, but not limited to, the construction thereof, methods for the manufacture and use thereof, and improvements thereto, and to any reissues or extensions of such patents and all divisions, continuations, and continuations-in-part. Such "Patent Rights" shall not include licenses or sublicenses related to Licensed Products or Licensed Process hereafter granted to PANDA by its other licensees.

                  E. "Proprietary Information" shall mean all information or trade secrets of any description relating to Licensed Product or Licensed Process developed by, owned, or controlled by PANDA at any time prior to the termination or expiration of this License Agreement, including, but not limited to, the development, selling, marketing, use, properties, structures, compositions, manufacture or quality control of Licensed Product or Licensed Process, and including, but not limited in form, to samples, prototypes, data books, manufacturing instructions, drawings, formulae, and customer lists. Proprietary Information does not include: (i) information which was known by AMP prior to receipt from PANDA; (ii) information lawfully disclosed to AMP by a third party which did not derive the information from PANDA; (iii) information which is or becomes a matter of public knowledge or part of the public domain other than through a breach of this License Agreement; and (iv) information which AMP independently develops without any reference to the proprietary information. Such "Proprietary Information" shall not include Proprietary Information licensed or sublicensed to PANDA by its other licensees.

                  F. "AMP Affiliate" shall mean any corporation, firm, partnership, proprietorship, or other form of business organization as to which control of the business is exercised by AMP, and any corporation, firm, partnership, proprietorship, or other form of business organization in which AMP has at least a fifty-one percent (51%) ownership interest, or the maximum

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ownership interest AMP is permitted to have in the country where such business organization exists.

                  G. "PANDA Affiliate" shall mean any corporation, firm, partnership, proprietorship, or other form of business organization as to which control of the business is exercised by PANDA, and any corporation, firm, partnership, proprietorship, or other form of business organization in which PANDA has at least a fifty-one percent (51%) ownership interest, or the maximum ownership interest PANDA is permitted to have in the country where such business organization exists, and any entity under common control with PANDA.

                  H. "Effective Date" shall mean the later of the date of signature of this License Agreement by authorized representatives of PANDA and AMP.

                              II. GRANT OF LICENSES

                  A. Subject to the terms of this License Agreement, PANDA agrees to grant and does grant to AMP a non-exclusive, worldwide license during the term of this License Agreement to make, have made for it, use, sell, or otherwise dispose of Licensed Product and to use and have used the Licensed Process under Patent Rights and Proprietary Information. Such license does not include the right to grant sublicenses or assign this license. Upon AMP's written request, PANDA agrees to grant the above license or any part thereof to an AMP Affiliate (but only so long as such entity is an AMP Affiliate), with the right of the AMP Affiliate to pay royalties directly to PANDA, provided that such AMP Affiliate executes as Licensee, an agreement containing terms substantially identical to this License Agreement (providing for the payment of Royalties by the AMP Affiliate directly to PANDA). The grant of the above license or any part thereof to an AMP Affiliate pursuant to this Section II shall not release AMP from any of its obligations under this License Agreement.

                  B. Subject to the terms of this License Agreement, PANDA agrees to grant and does grant to AMP an exclusive, worldwide license for a period of three years from Licensee's first sale of a Licensed Product, or five years from the date of this Agreement, whichever occurs first, to make, have made for it, use, sell, or otherwise dispose of Licensed Product and to use and have used Licensed Process under Patent Rights and Proprietary Information in the ATM Switch Field and the Fast Ethernet Field, as hereinafter defined. Such license does not include the right to grant sublicenses or assign this license. However, upon AMP's

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written request, PANDA agrees to grant the above license or any part thereof to an AMP Affiliate (but only so long as such entity is an AMP Affiliate), with the right of the AMP Affiliate to pay royalties directly to PANDA, provided that such AMP Affiliate executes as Licensee, an agreement containing terms substantially identical to this License Agreement (providing for the payment of Royalties by the AMP Affiliate directly to PANDA). As used herein, the term "ATM Switch Field" means the development, manufacture and sale or other distribution of switches incorporating asynchronous transfer mode technology. The term "Fast Ethernet Field" means the development, manufacture and sale or other distribution of switches incorporating Fast Ethernet technology.

                       III. CONFIDENTIALITY CLAUSE BY AMP

                  A. Except as may be required by law or by a governmental agency, AMP agrees that it will not, directly or indirectly, disseminate, disclose or otherwise make available to any third party, or reverse engineer, any Proprietary Information and will use the same degree of care to prevent disclosure thereof that AMP uses to protect its own proprietary and confidential information, but in any event no less than reasonable. AMP agrees to obligate any Affiliates to abide by this confidentiality obligation. Employees of AMP or its Affiliates shall be provided access to Proprietary Information by AMP only on a "need to know" basis and shall be advised of the confidential nature thereof, and shall be bound to protect the confidentiality of such information. The provisions hereof shall survive expiration or termination of this License Agreement for a period of seven (7) years.

                  B. AMP and its Affiliates are authorized to disclose to its distributors and customers only such Proprietary Information received from PANDA concerning the Licensed Process and Licensed Product as is reasonably necessary to enable Licensed Product to be sold, leased, placed or used, and AMP and its Affiliates are authorized to disclose to their respective contractors and suppliers only such Proprietary Information received from PANDA as is reasonably necessary to enable AMP or AMP's Affiliate to make or have made the Licensed Product.

                  AMP shall have the obligation to bind any such distributor, customer, contractor, or supplier receiving Proprietary Information to protect the confidentiality of such information.

                               IV. ROYALTY CLAUSE

                  A. The Licenses granted under Section II, above, shall be subject to a Royalty as provided for in Appendix C to this License Agreement for Licensed Product Sold by AMP or an AMP Affiliate.

                  B. The Royalties provided herein are in consideration of the trade secrets, know-how, Patent Rights, and Proprietary Information provided by PANDA hereunder, and the ability of AMP to achieve a significant competitive advantage by its early entry into the marketplace due to its access to such intellectual property rights.

                        V. PAYMENTS, RECORDS AND REPORTS

                  A. Within sixty (60) days after the end of each calendar quarter in which Royalties are earned or otherwise become due under this License Agreement, AMP shall furnish PANDA with a written report setting forth the computation of the Royalties payable during the preceding calendar quarter, and shall make such payment. Royalties shall be paid to PANDA in U.S. dollars. In case a conversion from one currency to another is involved in determining an earned Royalty Payment, the exchange rate shall be the exchange rate in effect at the Chase Manhattan Bank in New York City on the last day of the applicable Calendar Quarter. Late payments shall bear interest at the rate of prime plus two percent, as in effect at the Chase Manhattan Bank in New York City at the time such payments originally became due.

                  B. AMP shall keep and maintain complete and accurate records in sufficient detail to enable Royalties payable to PANDA hereunder to be determined (including records on all conversion of currency under Paragraph A above), and it shall permit such records to be inspected once per year upon written notice by PANDA during reasonable business hours by a certified public accountant or firm of certified public accountants reasonably acceptable to AMP and appointed by PANDA for this purpose; provided, however, that AMP shall have the right to destroy or discard such records in accordance with AMP's record retention policy, provided that such records shall be kept for a minimum of five
(5) years after the end of the Calendar Quarter to which they apply. PANDA shall bear the cost and expense of such investigation by accountants, unless the accountants determine that AMP's determination of the Royalties due and owing to PANDA was incorrect (in AMP's favor) in an amount exceeding six percent (6%) of the amount calculated by AMP, in which case AMP shall bear such cost and expense.

                        VI. GRANTBACK OF LICENSE TO PANDA

                  AMP grants to PANDA a perpetual license under information and inventions, whether patentable or not, related to improvements, modifications, and derivatives of Licensed Products or Licensed Process originated or invented during the term of this License Agreement by employees, agents, contractors, or suppliers of AMP having access to Licensed Product, Licensed Process or Proprietary Information. Such license to PANDA shall be non-exclusive, irrevocable, perpetual, world-wide, and royalty free to make, have made, use, import, sell and otherwise transfer products covered by such information and inventions. PANDA may not sublicense or assign this right, other than to a PANDA Affiliate, or as part of an acquisition of PANDA or sale of PANDA assets.

                         VII. JOINT PUBLIC ANNOUNCEMENT

                  Upon the signing of this License Agreement by authorized representatives of AMP and PANDA, a joint press release in a form mutually agreed will be issued announcing the execution of this License Agreement.

                         VIII. USE OF PANDA'S TRADEMARKS

         A. USE OF TRADEMARKS. Licensee may use (in the manner specified by Licensor from time to time during the term of this Agreement) the trademark VSPA or other similar marks (the "Trademarks") in connection with the sale, distribution, marketing and promotion of the Licensed Products. Licensee shall not pay Licensor any additional fee for such use. Licensee may not use third party trademarks, tradenames, service marks and commercial symbols in connection with the sale, distribution, marketing and promotion of the Licensed Products, but Licensee may adopt and use its own trademarks, tradenames, service marks and commercial symbols in connection therewith. Licensee shall give Licensor thirty
(30) days prior written notice before using any Trademarks for the first time in a particular jurisdiction outside the United States. At Licensor's request and expense, Licensee shall execute a registered user agreement and any other documents which Licensor may reasonably request in order to establish or confirm Licensor's right, title and interest with respect to the Trademarks.

         B.       QUALITY CONTROL.

                  (a) In order to comply with Licensor's quality control standards, Licensee shall:

                           (i) maintain the quality of the Licensed Products
sold under the Trademarks by adhering to those specific quality control standards that Licensor may from time to time promulgate and communicate to Licensee with respect to such Licensed Products sold under the Trademarks; PROVIDED, HOWEVER, that those standards shall be no higher than the standards by which Licensor manufactures such Licensed Products itself;

                           (ii) use the Trademarks in compliance with all
relevant laws and regulations;

                           (iii) submit samples of Licensed Products sold under
the Trademarks, upon the request of Licensor, so as to enable Licensor to inspect such samples and confirm that Licensee is in compliance with its obligations under this Section; and

                           (iv) not modify any of the Trademarks in any way and
not use any of the Trademarks on any goods or services other than the Licensed Products.

                           (v) if Licensee fails to use such Trademarks in
compliance with this provision, such failure shall be deemed to be a material breach of one of Licensee's obligations under this Agreement, for the purposes of possible termination of this Agreement.

                     IX. PURCHASE OF MANUFACTURING MACHINES

                  AMP shall have the option to purchase two or more manufacturing machines to make the VSPA packages from PANDA. PANDA shall make available to AMP one flexible machine (which can make multi-chip modules and single chip packages); and one gang-loader high volume machine (which makes single-chip type packages). A separate standard purchase and sale agreement for each machine shall be executed by the parties, at prices to be determined through negotiation.

                        X. MOLDS, PLASTIC FRAMES AND PINS

                  AMP will have the option to make the molds, plastic frames, covers and pins, and PANDA will transfer drawings for such manufacture if requested to do so, at no additional cost. Alternatively, PANDA will supply molds, plastic frames, covers and pins pursuant to a standard purchase and sale agreement to be executed by the parties, at prices to be determined by negotiation.

                          XI. TRAINING OF AMP PERSONNEL

                  In the first year of this Agreement, AMP shall be entitled to send two employees to Boca Raton for training with respect to Licensed Product, Licensed Process, and Proprietary Information. Such training shall not exceed three (3) weeks per person, and shall be done at a time agreed to by PANDA and AMP.

                  In each subsequent year, AMP shall be entitled to send two employees to PANDA for training with respect to Licensed Product, Licensed Process, and Proprietary Information. Such training shall not exceed two (2) weeks per person per year and shall be done at a time agreed to by PANDA and AMP.

                  AMP shall be responsible for all expenses and liabilities of such employees.

                    XII. TRANSFER OF PROPRIETARY INFORMATION

                  Within fifteen (15) days of execution of this Agreement, PANDA shall provide two (2) copies of the materials identified in Appendix B.

                            XIII. ASSIGNMENT BY PANDA

                  PANDA may assign any of its rights, including rights to payments of earned Royalties, to any corporation or other entity which is an Affiliate of PANDA.

                            XIV. TERM AND TERMINATION

                  A. This License Agreement shall become effective as of the Effective Date and, unless otherwise terminated as provided herein, shall continue in full force and effect until the last to expire of the Licensed Patents. Thereafter, AMP may acquire a license to know-how and trade secrets covered herein at a reduced royalty rate to be agreed upon between AMP and PANDA.

                  B. Termination for Cause. After the occurrence of any of the following events, this License Agreement may be terminated by either Party (the "Terminating Party") by giving written notice of Termination to the other Party, such Termination being immediately effective upon the giving of such Notice of Termination:

                           (a) A material breach or default as to any obligation hereunder by the other Party and the failure of the other Party to promptly pursue (within thirty (30) days after receiving written notice thereof from the Terminating Party) a reasonable remedy designed to cure (in the reasonable judgment of the Terminating party) such material breach or default; or

                           (b) The filing of a petition in bankruptcy, insolvency or reorganization against or by the other Party, which petition shall not have been dismissed within ninety (90) days of filing thereof, or the other Party becoming subject to a composition for Creditors, whether by law or agreement, or the other Party going into receivership or otherwise becoming insolvent; or

                  C. AMP shall have the right to terminate this License Agreement at any time with or without cause upon six (6) months prior written notice to PANDA. Termination of this License Agreement by AMP shall not alter or affect the rights or obligations of either party arising prior to such termination, nor shall termination pursuant to this Section relieve AMP of its payment obligations hereunder. Any termination by AMP as provided in this Paragraph shall not prejudice the right of PANDA to recover any earned Royalty, or other sums owed or accrued at the time of such termination nor prejudice the right of PANDA to maintain an action against AMP for infringement of its patent or other intellectual property rights.

                  D. The parties agree that upon termination or expiration of this License Agreement Licensee shall immediately cease: (i) any use or practice of the Licensed Product or the Licensed Process; and (ii), except as provided in Section F below, any making, use, or sale of the Licensed Product, including internal use within AMP or its Affiliates. Upon termination or expiration of this License Agreement, AMP shall, at its own expense, return to PANDA all Proprietary Information as soon as practicable after the date of termination or expiration, including, but not limited to, the materials identified in Appendix B, original documents, drawings, computer diskettes, models, samples, notes, reports, notebooks, letters, manuals, prints, memoranda and any copies thereof, which have been received by AMP. All Proprietary Information and Patent Rights shall remain the exclusive property of PANDA during the term of this License Agreement and thereafter.

                  E. Upon termination or expiration of this License Agreement, nothing shall be construed to release Licensee from its obligations to pay Licensor any and all Royalties, license fees or other amounts accrued but unpaid hereunder prior to the date of such termination or expiration.

                  F. After termination or expiration of this License Agreement for any reason by either party, AMP may sell all Licensed Product which it has on hand upon the date of termination or expiration provided however, that the sales shall be completed not later than six (6) months from the date of the termination or expiration and that the termination or expiration shall not relieve AMP from making the full earned Royalty payments herein provided on all Licensed Product by it either before or after the date of the termination or expiration.

                                XV. INFRINGEMENT

                  In the event Licensee shall learn of the infringement of any patent included in the patent Rights, Licensee shall promptly call Licensor's attention thereto in writing and shall provide Licensor with evidence of the infringement. Both parties shall use their best efforts in cooperation with each other to terminate the infringement without litigation. If the efforts of the parties are not successful in abating the infringement within ninety (90) days after the infringer has been formally notified by Licensor of the infringement, Licensor shall have the right to: (a) commence suit on its own account; and (b) join Licensee in such suit; and Licensor shall give timely notice in writing to Licensee of its election. Any proceeds of such suit shall be the property of Licensor. If Licensor declines to participate in such suit, Licensee may, at its own cost and expense, pursue such legal action. If Licensee pursues such suit, Licensor may be joined into such suit as a party plaintiff, if such joining is required under relevant laws. All costs and expenses of such suit shall be borne by Licensee, and Licensee shall indemnify and hold harmless Licensor from any costs, expenses, liabilities, or judgments which may result from such action. All proceeds of such action shall belong to Licensee.

                               XVI. PATENT MARKING

                  Licensee agrees to mark all Licensed Products made, used, or sold under the terms of this License Agreement, or their container with the numbers of applicable patents of PANDA or other appropriate marking in accordance with the patent marking laws of the country in which the Licensed Product is manufactured, used, or sold.

                             XVII. WAIVER OF DEFAULT

                  A waiver, express or implied, by either of the parties hereto of any right hereunder or of any default, breach, or other failure to perform by the other party hereto, shall not constitute or be deemed a future waiver of that or any other right hereunder or of any default, breach or any other failure to perform thereafter by such other party. All waivers to be effective must be in writing and signed by the waiving party.

                              XVIII. GOVERNING LAW

                  This License Agreement shall be governed, interpreted, and construed in accordance with the laws of the State of Florida, USA, excluding its conflict of law principles.

                          XIX. NO RIGHTS BY IMPLICATION

                  No rights or licenses with respect to Licensed Product or Licensed Process are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this License Agreement.

                            XX. DEFENSIVE LITIGATION

                  Licensee shall defend and indemnify Licensor from and against any damages, liabilities, costs, and expenses, including reasonable attorney's fees and Court costs, either: (i) arising out of the manufacture, use, sale, or other transfer of Licensed Product by Licensee or its customers; or (ii) arising out of improvements, modifications, or derivatives of Licensed Product introduced by Licensee or its customers; or (iii) arising out of injuries or damages caused by Licensed Product. Such indemnification shall not extend to any liabilities incurred as a result of infringement by Licensor of any third party intellectual property rights.

                             XXI. DISPUTE RESOLUTION

         A. Any dispute, controversy, or claim arising out of or relating to this License Agreement, or to a breach thereof, including its interpretation, performance, or termination shall be submitted to and finally resolved by arbitration. The arbitration shall be conducted in the English language in accordance with the Commercial Rules of the American Arbitration Association
(AAA) in Boca Raton, Florida, USA. The decision of the arbitrators shall be final and binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorney's fees to the prevailing party) shall be paid as the arbitrators determine. The arbitration shall be conducted by three (3) arbitrators to be selected by the American Arbitration Association in accordance with its normal procedures.

         B. Notwithstanding anything contained in this Section, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to enforce the instituting party's rights hereunder through reformation of contract, specific performance, temporary restraining order, preliminary injunction, final injunction, or similar equitable relief.

                                  XXII. NOTICES

                  Each notice required or permitted to be sent under this License Agreement shall be given by Federal Express or comparable express delivery service to Licensor and to Licensee at the address indicated below.

                    For Licensor:             The Panda Project
                                              5201 Congress Avenue
                                              Suite C-100
                                              Boca Raton, Florida  33487
                                              Attention: Stanford W. Crane, Jr.

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                    For Licensee:             The Whitaker Corporation
                                              4550 New Linden Hill Road
                                              Suite 450
                                              Wilmington, DE  19808
                                              Attention: President

Either party may change its address for purposes of this License Agreement by giving the other party written notice of its new address.

                           XXIII. ENTIRE UNDERSTANDING

                  This License Agreement embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties, or agreements that relate to Licensed Product, Licensed Process, Proprietary Information, and Patent Rights.

                                XXIV. INVALIDITY

                  If any provision of this License Agreement is declared invalid or unenforceable by an arbitration panel or by a court having competent jurisdiction, it is mutually agreed that this License Agreement shall endure except for the part declared invalid or unenforceable. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision, which shall be a reasonable substitute for such invalid or unenforceable provision, in light of the intent of this License Agreement.

                                 XXV. AMENDMENTS

                  Any amendment or modification of any provision of this License Agreement must be in writing, dated and signed by both AMP and PANDA.

                         XXVI. RESPONSIBILITY FOR TAXES

                  If Licensee is required to withhold taxes from any amount payable by Licensee hereunder, then Licensee shall pay to

 Licensor an additional amount as may be necessary so that Licensor will receive, after deduction of the withholding tax, the amount that Licensor would have received in the absence of the withholding tax; provided that if Licensor takes and is allowed a credit on its United States taxes for such withholding, then Licensee will not be required to make such additional payment to the extent of such credit.

                               XXVII. COUNTERPARTS

                  This License Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original.

                             XXVIII. BINDING EFFECT

                  This License Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their successors, assigns, estates, beneficiaries, representatives, and heirs.

                          XXIX. WARRANTY AND DISCLAIMER

         A. Licensor hereby represents and warrants to Licensee that:

                  (1) Licensor has no actual knowledge or actual notice that the practice of the Licensed Products or Licensed Process by Licensee hereunder will result in the infringement of any valid rights of any third parties, and Licensor has received no written notice from any third party of any such infringement, or challenging the validity of the Patent Rights.

                  (2) Licensor has full corporate power and authority to enter into and perform this Agreement. This Agreement has been duly authorized and duly executed and delivered by Licensor, and it is valid, binding and enforceable against Licensor in accordance with its terms.

                  (3) Licensor owns all right, title and interest in and to the Patent Rights and has the full right to grant the licenses to Licensee herein granted. Neither this Agreement nor the grant of licenses herein contained requires the consent of, or notice to, any third party.

                  (4) The Patent Rights are the only patents, patent applications, or other intellectual property rights held by Licensor under which Licensee or its Affiliates requires a license in order to practice the invention of the Patent Rights, or to make, have made, use or sell Licensed Product, or to use or have used the Licensed Process.

         B. In no event shall the aggregate liability or cost to PANDA for any action or claim arising out of this License Agreement, including without limitation the provisions of Appendix C or any of the warranties herein, regardless of the form of such action or claim, exceed an amount equal to $250,000.

         C. EXCEPT AS SET FORTH IN THIS SECTION, THE PARTIES ACKNOWLEDGE AND AGREE THAT THERE ARE NO WARRANTIES, COVENANTS, REPRESENTATIONS, OR AGREEMENTS BY PANDA AS TO MARKETABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHER ATTRIBUTES, TITLE, AND NON-INFRINGEMENT WHETHER EXPRESS OR IMPLIED (IN LAW OR IN FACT), ORAL OR WRITTEN.

                  IN WITNESS WHEREOF, PANDA and AMP have signed this License Agreement.

THE PANDA PROJECT, INC.

By:

Name:

Title:

Date:

AMP INCORPORATED

By:

Name:

Title:

Date:

THE WHITAKER CORPORATION

By:

Name:

Title:

Date:


CONNECTWARE INC.

By:

Name:

Title:

Date:

                                   APPENDIX A

PATENT

GRANT DATE                 COUNTRY

3/11/95                    Taiwan

PATENT APPLICATIONS

FILING DATE                COUNTRY

3/11/94                     U.S.
6/5/95                      U.S.
6/7/95                      U.S.
6/7/95                      U.S.
3/9/95                      U.S.
3/16/94                     W.O. (P.C.T.)

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                                   APPENDIX B

Identification of Proprietary Information transferred to AMP

(1)      Drawings of relevant components

(2)      technical specifications for components

(3)      test results

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
             SPEARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.

                                   APPENDIX C

Royalty Schedule

          NUMBER OF I/O PER PACKAGE                      ROYALTY PER I/O
          -------------------------                      ---------------
                  *****                                        *****
                  *****                                        *****
                  *****                                        *****
                  *****                                        *****
                  *****                                        *****
                    (regardless of I/Os)

If Licensor has not been paid at least ******* in Royalties under this Agreement by the fifth anniversary of this Agreement, Licensee shall immediately pay to Licensor a sum in cash equal to the difference between ******* and the amount of Royalties that have been paid to Licensor under this Agreement as of such fifth anniversary (the "minimum payment"). However, if AMP is substantially precluded from manufacturing and selling Licensed Product or using the Licensed Process by reason of a third party intellectual property claim which is asserted through the commencement of litigation, which litigation is not terminated, dismissed, or successfully resolved, AMP shall be relieved of any further obligation to make the minimum payment specified herein.